UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2006

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 2, 2006, the Board of Directors of Encore Capital Group, Inc. approved a revised form of Indemnification Agreement and authorized Encore to enter into an Indemnification Agreement with each member of our board of directors and each of our executive officers. A copy of the Indemnification Agreement is attached hereto as Exhibit 10.1.

On April 28, 2006, the Compensation Committee of our board of directors approved the following executive compensation arrangements:

Amendment to Below-Market Priced Option and Payment for Loss in Compensation

The Compensation Committee approved an amendment to Option Agreements dated as of October 29, 2003 for each of Eric Kogan, a member of our board of directors, Carl C. Gregory, our former Chief Executive Officer and a current member of our board of directors, and J. Brandon Black, our current Chief Executive Officer and a member of our board of directors. The options were non-qualified stock options granted under our 1999 Equity Participation Plan. The amendment changes the exercise price of that portion of each optionee’s option that vested in 2005 from $11.00 to $12.01, which was the fair market value on the date of grant. The purpose of the amendment was to bring the option agreement into compliance with newly-enacted Section 409A of the Internal Revenue Code. The number of shares of our common stock underlying the portion of the options that vested in 2005 was 8,333 for Mr. Kogan, 33,333 for Mr. Gregory, and 33,333 for Mr. Black. A copy of the form of option amendment is attached hereto as Exhibit 10.2.

The Compensation Committee also approved the payment to each of Messrs. Kogan, Gregory and Black of the amount of compensation equal to the loss suffered as a result of the amendment to the option agreements. The amounts of the payments approved were $8,416 to Mr. Kogan, $33,666 to Mr. Gregory, and $33,666 to Mr. Black.

Approval of Split-Dollar Agreements

The Compensation Committee approved the establishment of a split-dollar life insurance plan pursuant to the Company’s Executive Nonqualified Excess Plan, to be made available to the following key managerial employees in the amounts set forth below. The death benefit represents ten percent of the policy.

	Death Proceeds	Annual Economic Benefit
J. Brandon Black	$1,000,000	$1,070
Paul Grinberg	$800,000	$1,224
Robin R. Pruitt	$800,000	$1,704
George Brooker	$800,000	$960

The Compensation Committee had previously approved the purchase by the Company and the payment of premiums for insurance on the lives of the above listed participants as a mechanism to fund the Executive Nonqualified Excess Plan. Pursuant to the split-dollar life insurance program, the Compensation Committee authorized the Company to enter into split dollar agreements with the above participants whereby ten percent of the benefit payable in the event of death would be payable to the beneficiaries of such participants. A copy of the form of split-dollar agreement is attached hereto as Exhibit 10.3.

Approval of Form of Restricted Stock Award Agreements

The Compensation Committee approved a form of restricted stock award agreement to be used for awards to executives under our 2005 Stock Incentive Plan. A copy of the form of restricted stock award agreement is attached hereto as Exhibits 10.4.

Payment of Legal Fees

During 2005, we entered into employment agreements with Carl C. Gregory, III, our former Chief Executive Officer and a current member of our board of directors, and J. Brandon Black, our current Chief Executive Officer and a member of our board of directors, and a transition services agreement with Barry R. Barkley, our former Chief Financial Officer and a current member of our board of directors. The Compensation Committee approved the payment of an aggregate of $29,797 for the legal fees incurred by Messrs. Gregory, Black and Barkley for independent legal advice in the course of negotiating the employment agreements and transition services agreement with the Company. The Compensation Committee also authorized the payment of $5,527 to each of Messrs. Gregory, Black and Barkley, as compensation for the additional federal and state income taxes payable as a result of the Company’s payment of the legal fees on their behalf.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2006, Nelson Peltz notified us that he would be retiring from our board of directors as of the date of our 2006 annual meeting of stockholders scheduled to be held on June 5, 2006 and thus, would not stand for reelection to our board of directors at such time.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement

10.2	Form of Option Amendment

10.3	Form of Split-Dollar Agreement

10.4	Form of Restricted Stock Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: May 4, 2006	By	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description
10.1	Form of Indemnification Agreement

10.2	Form of Option Amendment

10.3	Form of Split-Dollar Agreement

10.4	Form of Restricted Stock Award Agreement

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